                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
              Cinergy Solutions Operating Services of Lansing, LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
June 25,  2002,  of Cinergy  Solutions  Operating  Services of  Lansing,  LLC, a
Delaware limited liability  company (the "Company"),  is entered into by Cinergy
Solutions,  Inc. a Delaware corporation,  as the sole member of the Company (the
"Member") to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability  Company Act, Del. Code Ann. tit.  6ss.ss.18-101,
et seq. (the "Act").

                                    RECITALS

     WHEREAS,  in  accordance  with  Section  18-201(d)  of the  Act,  it is the intention  of the Member  that this  Agreement  be  effective  as of the date of formation, June 25, 2002; and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section 2.1  Company  Name.  The name of the Company is "Cinergy  Solutions
Operating  Services  of  Lansing,  LLC."  The  business  of the  Company  may be conducted  upon  compliance  with all  applicable  laws  under  any  other  name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

               (a) the Company shall  maintain a registered  office in the State of Delaware at, and the name and address of the  Company's  registered agent in the State of  Delaware  is, The  Corporation  Trust  Company,
          Corporation  Trust Center,  1209 Orange Street,  Wilmington,  Delaware
          19801.

               (b) the  business  address  of the  Company  is 139  East  Fourth
          Street,  Cincinnati,  Ohio,  45202,  or such other place as the Member shall designate.

     Section  2.3  Nature of  Business  Permitted;  Powers.  The  purpose of the
Company is to engage in any activity for which limited  liability  companies may be  organized  in the State of  Delaware.  The  Company  shall  possess  and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers  incidental  thereto,  so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the Company and,  subject to applicable law and this  Agreement,  shall have the same rights and  obligations  with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In  accordance  with Section  18-201(d) of the
Act, it is the  intention  of the Member that this  Agreement be effective as of the date of formation, June 25, 2002.

                                   ARTICLE III

                                    Member(s)

     Section 3.1 Admission of Member(s).

               (a)  simultaneously  with the  effectiveness of this Agreement in accordance  with  Section  2.6  hereof,  Cinergy  Solutions,  Inc.  is admitted as the sole Member of the Company in respect of the  Interest
          (as hereinafter defined) being acquired hereunder.

               (b)  additional  Members may only be admitted to the Company upon the consent of all Members,  which  consent may be evidenced by, among other  things,  the  execution of an amendment to or an amendment  and restatement of this Agreement.

     Section 3.2 Interest.

               (a) the Company  shall be  authorized  to issue a single class of
          Limited  Liability  Company  Interest  (as  defined  in the  Act,  the
          "Interest") that shall not be certificated,  and shall include any and all  benefits to which the holder of such  Interest may be entitled in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement.

               (b) in the  event  that  there  is more  than  one  member,  each member's  Interest in the Company  shall be  expressed as a percentage equal to the ratio on any date of such member's capital  contributions on such date to the aggregate capital  contributions of all members on such date, (as to any member,  his or its "Percentage  Interest").  In the event there shall only be one member,  its  "Percentage  Interest"
          shall be 100% for purposes of this Agreement.

     Section 3.3 Liability of Member(s).

               (a)  all  debts,  obligations  and  liabilities  of the  Company, whether  arising in contract,  tort or otherwise,  shall be solely the debts, obligations and liabilities of the Company, and no member shall be obligated personally for any such debt,  obligation or liability of the Company solely by reason of being a member.

               (b) except as otherwise expressly required by law, a member shall not have any  liability  in excess of (i) the amount of its  aggregate capital contributions to the Company, (ii) its share of any assets and undistributed  profits of the Company,  (iii) its  obligation  to make other payments,  if any,  expressly  provided for in this Agreement or any  amendment  hereto  and  (iv)  the  amount  of  any  distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

               (a) any member  shall have the right to obtain  from the  Company from time to time upon  reasonable  demand for any purpose  reasonably related  to the  member's  interest  as a member of the  Company,  the documents and other information  described in Section 18-305(a) of the
          Act.

               (b) any demand by a member  pursuant to this Section 3.4 shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

               (a)  meetings of the  member(s)  may be called at any time by any member.

               (b) except as  otherwise  provided by law,  (i) if there shall be more  than  one  member  of the  Company,  a  majority  in  Percentage
          Interests  of the  Company,  entitled  to  vote at the  meeting  shall constitute a quorum at all meetings of the member(s), or (ii) if there shall only be one member, such member shall constitute a quorum.

               (c) any action  required to or which may be taken at a meeting of member(s)  may be taken  without a meeting,  without  prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s).

               (d)  regular  meetings  of the  member(s)  shall be held at least
          annually.   Member(s)  may  participate  in  a  meeting  by  means  of conference telephone or similar  communications  equipment by means of which all  persons  participating  in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section  3.6 Vote.  Except as  specifically  set forth  herein,  any matter requiring  the vote of the members  shall  require  (including  for  purposes of actions  taken by the  members in order to manage the  Company  as  provided  in
Article IV hereof) a majority in Percentage Interests of the members in order to constitute the act of the members.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such  times as the  member(s)  may from time to time  determine.  Written notice  of the time,  place,  and  purpose  of such  meeting  shall be served by registered or certified prepaid, first class mail, via overnight courier using a nationally  reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any member if a written waiver of notice, executed before or after the meeting by such member thereunto duly  authorized,  is filed with the  records  of the  meeting,  or to any member who  attends  the  meeting without  protesting  prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the Member, or, if additional  members are admitted,  the member(s) may delegate  any of its or their  powers to  officers  of the  Company  pursuant to
Section 4.2 hereof, or otherwise to committees  consisting of persons who may or may not be member(s).  Every officer or committee  shall, in the exercise of the power so delegated,  comply with any restrictions that may be imposed on them by the member(s) and this Agreement.

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section 4.1 General.  Except as specifically set forth herein, the business and affairs of the Company  shall be managed by and under the  direction  of the
Member,  or, if  additional  members are admitted,  the members,  who shall have full,  exclusive and complete  discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to  accomplish  the purposes of the Company as set forth  herein.  The Member or members shall serve  without  compensation  from the Company,  and the Member or members  shall  bear  the  cost  of its  participation  in  meetings  and  other activities of the Company.

     Section 4.2 Officers.

               (a) Election, Term of Office. Pursuant to Section 3.8 hereof, the
          Member  hereby  creates  the  offices and  delegates  to the  officers described  in this  Section  4.2,  the  duties set forth  herein.  The officers  shall  be  elected  annually  by the  member(s).  Except  as provided in  paragraphs  (b) or (c) of this Section 4.1,  each officer shall hold office  until his or her  successor  shall have been chosen and qualified.  Any two offices, except those of the President and the
          Secretary,  may be held  by the  same  person,  but no  officer  shall execute,  acknowledge  or  verify  any  instrument  in more  than  one capacity if such instrument is required by law or this Agreement to be executed, acknowledged or verified by any two or more officers.

               (b) Resignations and Removals.  Any officer may resign his or her office  at  any  time  by  delivering  a  written  resignation  to the member(s).  Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by either the member(s) or the President.

               (c)  Vacancies and Newly  Created  Offices.  If any vacancy shall occur  in  any  office  by  reason  of  death,  resignation,  removal, disqualification  or  other  cause,  or if any  new  office  shall  be created,  such vacancies or newly created offices may be filled by the
          President, subject to approval and election by the member(s).

               (d)  Conduct  of  Business.  Subject  to the  provisions  of this
          Agreement,  the day-to-day  operations of the Company shall be managed by its officers and such officers  shall have full power and authority to make all business  decisions,  enter into all  commitments and take such other actions in connection  with the business and  operations of the Company as they deem  appropriate.  Such  officers  shall  perform their  duties  in a manner  consistent  with this  Agreement  and with directions which may be given from time to time by the member(s).

               (e)  President.   Subject  to  the  further   directives  of  the
          member(s),  the President shall have general and active  management of the  business  of  the  Company  subject  to  the  supervision  of the member(s),  shall see that all orders and resolutions of the member(s)
          are  carried  into  effect and shall have such  additional  powers and authority as are specified by the provisions of this Agreement.

               (f)  Secretary.  The  Secretary  shall attend all meetings of the member(s)  and  record all the  proceedings  of the  meetings  and all actions  taken thereat in a book to be kept for that purpose and shall perform like duties for the standing  committees  when  required.  The
          Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and  shall  perform  such  other  duties  as  may  be prescribed by the member(s) or the President. The Assistant Secretary, if there be one,  shall,  in the  absence of the  Secretary  or in the event of the  Secretary's  inability  to act,  perform  the duties and exercise  the powers of the  Secretary  and shall  perform  such other duties and have such other  powers as the  member(s)  may from time to time prescribe.

               (g) Other  Officers.  The member(s) from time to time may appoint such other officers or agents as it may deem  advisable,  each of whom shall  have  such  title,  hold  office  for such  period,  have  such authority  and perform such duties as the  member(s)  may determine in its sole  discretion.  The member(s) from time to time may delegate to one or more  officers or agents the power to appoint any such officers or agents and  prescribe  their  respective  rights,  terms of office, authorities and duties.

               (h) Officers as Agents; Authority. The officers, to the extent of their powers set forth in this Agreement  and/or  delegated to them by the member(s),  are agents and managers of the Company for the purpose of the Company's  business,  and the actions of the officers  taken in accordance with such powers shall bind the Company.

     Section 4.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and authority of the member(s) or officers herein set forth.

     Section 4.4 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the member(s) to be available for such purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the member(s) in connection with this Agreement, including, without limitation:

               (a) all  expenses  related to the business of the Company and all
          routine  administrative   expenses  of  the  Company,   including  the
          maintenance of books and records of the Company,  the  preparation and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required  pursuant to this Agreement or in connection with the holding of any meetings of the member(s);

               (b) all expenses  incurred in connection  with any  litigation or
          arbitration   involving  the  Company   (including  the  cost  of  any
          investigation  and  preparation)  and the  amount of any  judgment  or settlement paid in connection therewith;

               (c) all expenses for  indemnity  or  contribution  payable by the
          Company to any person;

               (d) all expenses  incurred in connection  with the  collection of amounts due to the Company from any person;

               (e) all expenses  incurred in connection  with the preparation of amendments to this Agreement; and

               (f)  expenses   incurred  in  connection  with  the  liquidation,
          dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section 5.1 Form of Contribution.

               (a) the  contribution  of a member to the Company must be in cash or  property,  provided  that if there is more  than one  member,  all member(s) must consent in writing to contributions of property. To the extent there is more than one member,  additional contributions in the same  proportion  shall  be  made  by each  member,  except  as may be approved  by  all  member(s).  No  member  is  required  to  make  any contribution  of  property  or money to the  Company  in excess of the property  or money it has agreed to  contribute  to the  Company.  The
          Member shall be required to make a contribution in connection with its admission  pursuant  to Section  3.1 hereof in the amount of  $100.00, effective June 25, 2002.

               (b) at any time  that  there is more than one  member,  a capital account shall be maintained  for each member,  to which  contributions and profits  shall be credited  and against  which  distributions  and losses shall be charged.  Such capital accounts shall be maintained in accordance  with  the  tax  accounting  principles  prescribed  by the
          Treasury Regulations (the "Allocation  Regulations") promulgated under
          Section 704 of the  Internal  Revenue  Code of 1986,  as amended  (the
          "Code"), so that the tax allocations provided in this Agreement shall, to the extent possible,  satisfy the "alternate  economic effect test"
          within the meaning of the Allocation Regulations.

     Section 5.2 Allocation of Profits and Losses. The profits and losses of the
Company shall be allocated  entirely to the Member or, if  additional  member(s)
are  admitted,  the  member(s)  in  proportion  to their  respective  Percentage
Interests.

     Section  5.3  Distributions.  The  distributions  of the  Company  shall be distributed entirely to the Member or, if additional member(s) are admitted, the member(s) in proportion to their respective Percentage Interests.

                                   ARTICLE VI

                                  Distribution

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may be  compelled  to accept  distributions  in-kind from the Company.

                                   ARTICLE VII

                Assignment of Limited Liability Company Interests

     Section 7.1 Assignment of Limited Liability Company Interests. Interests in
the Company may be assignable  and  transferable.  Any  transferee  shall not be admitted as a member unless and until the  transferee has executed a counterpart of this Agreement and members then admitted consent unanimously to the admission of the transferee.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1 Dissolution.  The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (i) the consent of the Member, or, if additional  member(s) are admitted,  the unanimous  consent of the members,  and
(ii) an event of dissolution of the Company under the Act.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets Upon Dissolution. Upon the winding up of the Company,  the assets shall be distributed in the manner  provided in Section
18-804 of the Act.

                                   ARTICLE IX

                              Tax Characterization

     Section 9.1 Tax  Treatment.  Until such time as the Company shall have more than  one  member,  it is the  intention  of the  Member  that  the  Company  be disregarded  for  federal  and all  relevant  state  tax  purposes  and that the activities  of the  Company  be deemed to be  activities  of the Member for such purposes. In the event that that the Company shall have more than one member, it is the intention of the members that the Company be taxed as a  partnership  for federal and all relevant  state tax  purposes.  All  provisions of the Company's
Certificate  of  Formation  and  this  Agreement  are to be  construed  so as to preserve that tax status. The Company shall timely make all necessary  elections and  filings for  federal,  state,  and local tax  purposes  to  accomplish  the foregoing objective.

     Section  9.2 Form  K-1.  After  the end of each  Fiscal  Year for which the
Company  shall  have more  than one  member,  the  member(s)  shall  cause to be prepared and  transmitted,  as promptly as possible,  and in any event within 90 days of the close of such  Fiscal  Year,  a federal  income tax Form K-1 and any required similar state income tax form for each member.

     Section 9.3 Company Tax Returns. The Member, or if additional member(s) are admitted,  the  member(s)  shall cause to be prepared  and timely  filed all tax returns  required to be filed for the Company.  The Member or the  member(s) (as the case may be) may, in their sole discretion,  make or refrain from making any federal,  state or local income or other tax  elections  for the Company that it deems  necessary or  advisable;  provided that if there is more than one member, the prior written  consent of all the  member(s)  shall be required in order for the Company to make an election pursuant to Section 754 of the Code.

                                    ARTICLE X

                         Exculpation and Indemnification

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in
equity,  any  member,  or  any  officers,  directors,  stockholders,   partners,
employees,  representatives or agents of any of the foregoing,  nor any officer, employee,  representative,  manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable  belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered Person by this Agreement,
provided  that  such  act  or  omission  does  not  constitute  fraud,   willful
misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed by the Member or, if  additional  member(s)  are  admitted, unanimous consent of the member(s).

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Member or, if additional  member(s)  are admitted,  the member(s) and (b) may be executed  in  several  counterparts  with  the  same  effect  as if the  parties executing the several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.

               (a)  this  Agreement  shall  be  governed  by  and  construed  in accordance  with the  laws of the  State of  Delaware  without  giving effect to the  principles of conflict of laws thereof.  In particular, this Agreement  shall be construed to the maximum  extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent  jurisdiction  that any
          provisions  or  wording  of  this   Agreement   shall  be  invalid  or
          unenforceable  under the Act or other  applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement and this
          Agreement  shall be  construed so as to limit any term or provision so as to  make  it  enforceable  or  valid  within  the  requirements  of applicable law, and, in the event such term or provisions cannot be so limited,  this  Agreement  shall be  construed to omit such invalid or unenforceable  terms or  provisions.  If it shall be  determined  by a court of competent  jurisdiction  that any provisions  relating to the distributions  and  allocations  of the  Company  or to  any  expenses payable by the Company are invalid or  unenforceable,  this  Agreement shall be construed or  interpreted so as (i) to make it enforceable or valid and (ii) to make the  distributions  and  allocations as closely equivalent  to those set  forth in this  Agreement  as is  permissible under applicable law.

               (b)  each   party   hereto   (i)   irrevocably   submits  to  the
          non-exclusive  jurisdiction  of any  Delaware  State  court or Federal court  sitting in  Wilmington,  Delaware in any action  arising out of this  Agreement  and (ii)  consents to the service of process by mail.
          Nothing  herein  shall  affect  the right of any party to serve  legal process in any manner  permitted  by law or affect his or its right to bring any action in any other court.

     Section  11.4  Filings.   Cecilia  Temple,   is  hereby  designated  as  an
"authorized  person" within the meaning of the Act, and has executed,  delivered and filed the  Certificate  of Formation  of the Company  with the  Secretary of
State of the State of Delaware.  Upon the filing of the Certificate of Formation with  the  Secretary  of  State  of the  State of  Delaware,  her  powers  as an
"authorized  person"  ceased,  and the Member  thereupon  became the  designated
"authorized  person" and shall  continue as the designated  "authorized  person"
within the  meaning of the Act.  The Member  shall,  as an  "Authorized  Person"
within the  meaning of the Act,  prepare or cause to be prepared  any  documents required to be filed and recorded  under the Act, and the Member shall  promptly cause each such document  required to be filed and recorded in  accordance  with the Act and, to the extent  required  by local law, to be filed and  recorded or notice thereof to be published in the appropriate  place in each jurisdiction in which the Company may hereafter establish a place of business.  The Member shall also  promptly  cause to be filed,  recorded and  published  such  statements of fictitious  business  name and any other  notices,  certificates,  statements or other instruments  required by any provision of any applicable law of the United
States or any state or other  jurisdiction  which  governs  the  conduct  of its business from time to time.

     Section  11.5  Headings.  Section  and  other  headings  contained  in this
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define  or  limit  the  scope or  intent  of this  Agreement  or any provision hereof.

     Section 11.6 Further Assurances.  Each member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 11.8 Books and Records;  Accounting.  The Member or, if  additional member(s)  are  admitted,  the  member(s)  shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)  shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

     IN WITNESS  WHEREOF,  the  undersigned  has  caused  this  Agreement  to be executed as of the date first above written.

                             Cinergy Solutions, Inc.

                             By:  ___________________
                                    M. Stephen Harkness
                                    President and Chief Operating Officer